Exhibit 99.1

                     Concord Reports First Quarter Results

     MARLBORO, Mass.--(BUSINESS WIRE)--April 14, 2004--Concord Communications Inc. (Nasdaq: CCRD) today announced revenue and earnings for its first quarter ended March 31, 2004. Total revenue was $23.8 million. GAAP loss per share was $0.03 and pro forma loss per share was $0.02. (See below for pro forma/GAAP reconciliation).
     "We have had an opportunity to review our performance during the first quarter and we are currently developing and prioritizing the steps necessary to increase revenue growth and return the company to profitability. Our financial goal is to make progress towards our target of 14-16% operating profit. We are confident that our core markets will continue to produce well and that we will see increased growth in our emerging markets such as VoIP, wireless and business service management," said Concord CEO Jack Blaeser.

     Future Expectations

     Second quarter 2004 revenue is expected to be between $26.5 million and $27.5 million, within the range of previously set expectations. EPS is expected to be between $0.00 and $0.04 on a GAAP basis and $0.01 and $0.05 on a pro forma basis. (See below for a reconciliation of GAAP and pro forma guidance). Operating expenses are expected to increase approximately $1 million over the first quarter to $21 million.

     First Quarter Results

     Cash Increases $2M and Deferred Revenue Increases $3M

     --   Cash was $164.3 million in Q1-04, up from $162.1 million in Q4-03.

     -- Deferred revenue was $29.5 million in Q1-04, up from $26.5 million in Q4-03

     Average Deal Size Remains High

     --   Average deal size for new customers was $126,000.

     --   Number of deals over $100,000 was 35.

     Market Segment Sales Remain Close to Historical Averages

     -- Enterprise customers accounted for 64% of revenue. Managed service provider customers accounted for 22% of revenue. Telco infrastructure customers accounted for 14% of revenue.

     --   International customers accounted for $9.3 million or 41% of revenue.

     -- The installed base revenue was 88%. Of the revenue from existing customers, 38% was from existing customers expanding deployment of their existing Concord products across a larger portion of their IT infrastructure and 62% was from customers expanding toward an end-to-end solution by purchasing new products in the eHealth(R) Suite.

     Other Metrics

     --   Gross margin was 80%.

     --   DSO was 74 days.

     Conference Call: April 14th, at 8:30 AM EDT

     Concord will hold a conference call to discuss results on April 14th at 8:30AM EDT. The phone number for the call is 888-889-5345 (domestic) and 973-339-3086 (international). The call will be available on April 14th and will be available for approximately two weeks thereafter. The number for the replay is 877-519-4471 for U.S./Canada and 973-341-3080 for international callers. The access code is 4686290. The information in this press release, call replay and reconciliation of non-GAAP financials is posted at www.concord.com.

     About Concord Communications

     Concord Communications, Inc. (Nasdaq: CCRD) optimizes application performance and availability across networks and systems. Concord's 3000 eHealth(R) customers worldwide use the eHealth(R) Suite as the software solution to manage their IT infrastructure to drive profitable business operations, reduce costs, and increase competitive positioning.

     Concord is headquartered in Marlboro, Massachusetts. For more information on Concord, call 1-800-851-8725 or visit Concord on the Web at www.concord.com. Concord Communications, Inc., the Concord logo and eHealth are trademarks of Concord Communications, Inc. All other trademarks are the property of their respective owners.

     Safe Harbor

    This press release contains forward-looking statements, including statements regarding revenue and profit expectations, revenue growth, goals for profitability, operating profit, market opportunities and business growth. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, without limitation, the magnitude and duration of the current domestic financial crisis and economic slowdown and specifically their impact on the software, networking and telecommunications industries; our customers' ability to obtain funding, specifically in light of the aforementioned financial and economic climate, and the resulting potential delay of customer purchasing decisions; risks of continued operating losses; the ability to attract and retain quality professional employees; uncertainties involving intellectual property rights and litigation; litigation in general; risks in technology development and commercialization; risks in product development and market acceptance of and demand for the Company's products; risks associated with competition and competitive pricing pressures; risks associated with international sales, including foreign currency risks; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only as of today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The company undertakes no obligation to update information contained in this press release.


                          Concord Communications, Inc.
                             Condensed Consolidated
                             Statement of Operations
                  (Unaudited, in thousands, except share data)

                                                 Three Months Ended
                                                March 31,   March 31,
                                                    2004        2003
                                              ----------- -----------
Revenues:
  Licenses                                       $10,350     $12,909
  Services                                        13,495      11,208
                                              ----------- -----------
    Total revenues                                23,845      24,117
                                              ----------- -----------
Cost of revenues:
  Cost of license and service revenues             4,638       4,631
  netViz technology amortization                     133           -
                                              ----------- -----------
    Total cost of revenues                         4,771       4,631
                                              ----------- -----------
Gross profit                                      19,074      19,486
                                              ----------- -----------

Operating expenses:
  Research and development                         5,765       5,427
  Sales and marketing                             11,470      11,365
  General and administrative                       2,643       2,245
  Acquisition-related charges, in-process R&D,
   amortization, and equity-based compensation
   expense                                            70          20
                                              ----------- -----------
    Total operating expenses                      19,948      19,057
                                              ----------- -----------

Operating (loss) income                             (874)        429
Other income, net                                     97         493
                                              ----------- -----------
(Loss) income before income taxes                   (777)        922
                                              ----------- -----------

(Benefit from) provision for income taxes           (295)         86
                                              ----------- -----------
Net (loss) income                                  $(482)       $836
                                              =========== ===========

Net (loss) income per common and potential
 common share:
  Basic                                           $(0.03)      $0.05
  Diluted                                         $(0.03)      $0.05
  Pro forma diluted                               $(0.02)      $0.04


Weighted average common shares outstanding    18,159,503  17,254,342
Diluted weighted average common and potential
 common shares outstanding                    18,159,503  17,448,566


     Pro Forma Financial Results

     We prepare and release quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). We also disclose and discuss certain pro forma financial information, used to evaluate our performance, in this and other earnings releases and investor conference calls. We believe that current shareholders and potential investors in our company use multiples of pro-forma EPS in making investment decisions about our company. We use pro-forma EPS to evaluate the results of our ongoing operations and to assist in historical comparisons. This measure, and other pro-forma information, should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America such as net income and net cash provided by operations and should not be considered measures of our liquidity. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies. Our key non-GAAP measure is:

     Pro-forma EPS

     Pro-forma EPS is calculated by dividing pro-forma net income by the diluted number of shares. Pro-forma Net Income excludes certain non-cash and special charges, consisting primarily of non-cash compensation charges, in-process-research-and-development costs, amortization of intangible assets and transaction costs associated with acquisitions. This pro forma calculation also substitutes current period GAAP tax provisions with a pro forma tax rate of 28%. Historically, we have had significant deferred tax assets and have not recorded a significant federal tax provision and so the GAAP tax provision related primarily to state and foreign taxes and has been minimal.
     From a tax return perspective, and thus cash flow perspective, we do not believe Concord will pay significant state or federal income taxes for at least 2 years. We will continue incurring small foreign, federal minimum and state minimum tax payments. Due to the release of our valuation allowance in the fourth quarter of 2003, our GAAP tax rate has increased to 38%. We will continue providing pro forma guidance and results at a 28% tax rate to normalize our results against historical reported results and are provided for comparative purposes only.


    Reconciliation

    The table below reconciles Net (Loss) Income to Pro forma Net
       (Loss) Income for the first quarter ended 2004 vs. 2003:

                                                 Three Months Ended
                                              -----------------------
In thousands, except per share data            March 31,   March 31,
                                                   2004        2003
                                              ----------- -----------
Reconciliation of GAAP & Pro forma Net (Loss)
 Income:
  Net (loss) income                                $(482)       $836
  Add:   (Benefit from) provision for income
           taxes                                    (295)         86
          netViz technology amortization             133           -
          Acquisition-related charges, in-
           process R&D, amortization,
           and equity-based compensation
           expense                                    70          20
                                              ----------- -----------
  Pro forma (loss) income before income taxes       (574)        942
                                              ----------- -----------
  Pro forma income taxes (Pro-forma rate: 28%)      (161)        264
                                              ----------- -----------
  Pro forma net (loss) income                      $(413)       $678
                                              =========== ===========


  Pro forma net (loss) income per diluted share:  $(0.02)      $0.04

Diluted weighted average common and potential
  common shares outstanding                   18,159,503  17,448,566




    Q2 2004 Guidance

    The table below reconciles Q2 2004 Pro forma EPS guidance to GAAP EPS:

                                                       Guidance for
                                                      Quarter ending
                                                      June 30, 2004
                                                       --------------

Pro forma EPS guidance                                 $0.01 - $0.05
Estimated:
  Income taxes                                                 (0.00)
  Estimated amortization of intangible assets                  (0.01)
                                                       --------------
Estimated GAAP EPS                                     $0.00 - $0.04
                                                       ==============


                                         Concord Communications, Inc.
                               Condensed Consolidated Balance Sheets
                                                     As of
                                            (Unaudited, in thousands)
                               --------------------------------------
                                              March 31,  December 31,
                                                  2004          2003
                                           -------------  ------------
Assets
Current assets:
  Cash, cash equivalents and marketable
   securities                                   $164,314      $162,085
  Accounts receivable, net                        19,620        22,194
  Deferred tax assets                              5,351         4,638
  Prepaid expenses and other current assets        4,641         4,851

                                            ------------  ------------
  Total current assets                           193,926       193,768

Equipment and improvements, net                    6,564         6,697
Goodwill                                           6,225         6,225
Other intangible assets, net                       2,800         3,004
Long-term deferred tax assets                      4,245         4,962
Unamortized debt issuance costs and other
 long-term assets                                  3,607         3,770
                                            ------------  ------------
  Total assets                                  $217,367      $218,426
                                            ============  ============


Liabilities and Stockholders' Equity
  Current liabilities:
   Accounts payable and accrued expenses         $13,167       $17,845
   Deferred revenue                               29,451        26,490

                                            ------------  ------------
  Total current liabilities                       42,618        44,335

  Convertible notes                               86,250        86,250
                                            ------------  ------------


Common stock, additional paid-in capital,
 deferred compensation and accumulated
 other comprehensive income                      113,788       112,648
Accumulated deficit                             (25,289)      (24,807)

                                            ------------  ------------
  Total stockholders' equity                      88,499        87,841


                                            ------------  ------------
Total Liabilities and Stockholders' Equity      $217,367      $218,426
                                            ============  ============


    CONTACT: Concord Communications Inc.
             Public Relations:
             Eric Snow, 508-486-4508
             pr@concord.com
             or
             Investor Relations:
             Raymond Ruddy, 508-303-4350
             investorrelations@concord.com